Exhibit 99.1

Tallgrass Energy to Participate in Citi MLP/Midstream Infrastructure Conference

LEAWOOD, Kan.--(BUSINESS WIRE)--August 13, 2018--Tallgrass Energy, LP (NYSE: TGE) today announced its participation in the Citi MLP/Midstream Infrastructure Conference to be held Aug. 15 - 16, 2018, at The Encore at Wynn in Las Vegas, Nev. The slides used in these discussions will be posted on Tallgrass's website on Aug. 15, 2018. TGE shareholders and other interested parties are invited to view those materials under the investor relations section at www.tallgrassenergy.com.

About Tallgrass Energy

Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation’s most prolific crude oil and natural gas basins.

To learn more, please visit our website at www.tallgrassenergy.com.

Contacts

Tallgrass Energy, LP
Investor and Financial Inquiries
Nate Lien, 913-928-6012
investor.relations@tallgrassenergylp.com
or
Media and Trade Inquiries
Phyllis Hammond, 303-763-3568
media.relations@tallgrassenergylp.com